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                                                                   EXHIBIT 10.23

                              GENUINE PARTS COMPANY
                      DIRECTORS' DEFERRED COMPENSATION PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2003)

                                    ARTICLE 1
                              ESTABLISHMENT OF PLAN

1.01 Background of Plan. Genuine Parts Company (the "Company") established a deferred compensation plan known as the "Genuine Parts Company Directors' Deferred Compensation Plan", effective as of November 1, 1996. Effective as of January 1, 2003, the Plan is continued in an amended and restated form. The amended and restated Plan, as set forth in this document, will be effective for Fees payable in 2003 or thereafter.

1.02 Status of Plan. The Plan is intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended. Although the plan is unfunded for tax purposes, the Company may establish a trust under Revenue Procedure 92-64 to provide benefits under the Plan. (See Section 1.03).

1.03 Establishment of Trust. As noted in Section 1.02, the Company may establish a trust to fund benefits provided under the terms of the Plan (the "Trust"). It is intended that a transfer of assets into the Trust will not generate taxable income (for federal income tax purposes) to the Participants until such assets are actually distributed or otherwise made available to the Participants.

1.04 Purpose. The purpose of the Plan is to permit Directors to defer Fees they receive from the Company and, through the Stock Account, give Directors the opportunity to further align their interests with the interests of the Company's shareholders.

                                    ARTICLE 2
                                   DEFINITIONS

2.01 Definitions. Certain terms of the Plan have defined meanings set forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

         Accounts. The Variable Rate Account and the Stock Account, as defined below.

         Beneficiary. Any person or persons designated by a Participant, in accordance with procedures established by the Committee or Plan Administrator, to receive benefits hereunder in the event of the Participant's death. If any Participant shall

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         fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant's surviving spouse, or, if none, the Participant's surviving descendants (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant's estate.

         Board. The Board of Directors of the Company.

         Committee. The Executive Committee of the Board or its designee that will administer and interpret the terms of the Plan.

         Common Stock. The $1.00 par value common stock of the Company.

         Company. Genuine Parts Company and its corporate successors.

         Director. A member of the Board.

         Director Fees. The fees that the Company pays a Director to serve as a member of the Board other than Meeting Fees.

         Effective Date. The amended and restated Plan will be effective for Fees payable in 2003 or thereafter.

         Election Form. A form, substantially in the form attached hereto as Exhibit A, pursuant to which a Director elects to defer Fees under the Plan.

         Election Date. The date established by the Plan as the date by which a Participant must submit a valid Election Form to the Plan Administrator in order to participate in the Plan for a calendar year. For each calendar year, the Election Date is December 31 of the preceding calendar year; provided, however, that the Election Date for a newly eligible Participant shall be the 30th day following the date on which such individual becomes a Director.

         Fair Market Value. The average highest and lowest quoted selling prices of a share of Common Stock as traded on the New York Stock Exchange on a given date, or if the Common Stock was not traded on such day, then on the next preceding trading date on which the Common Stock was traded.

         Fees. Director Fees and Meeting Fees.

         Meeting Fees. The Fees that the Company pays a Director for attendance at meetings of the Board or committees of the Board.

         Participant. Any Director who is participating in the Plan.

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         Plan. The Genuine Parts Company Directors' Deferred Compensation Plan
         as set forth in this document together with any subsequent amendments hereto.

         Plan Administrator. The Treasurer of the Company or such other individual(s) appointed by the Committee.

         Stock Account. The account established by the Company for each Participant for Fees deferred pursuant to the Plan, the performance and value of which shall be measured by reference to the Fair Market Value of the Common Stock from time to time. The maintenance of individual Stock Accounts is for bookkeeping purposes only.

         Termination of Service. A Termination of Service occurs when a Participant ceases to serve as a Director for any reason.

         Transfer Form. A form, substantially in the form attached hereto as Exhibit B, pursuant to which a Director elects to transfer amounts between his Accounts.

         Variable Rate Account. The account established by the Company for each Participant for Fees deferred pursuant to the Plan and which shall be credited with interest on the last day of each month (or such other day as determined by the Plan Administrator) based on the "prime rate" published in the Wall Street Journal on the last business day of such month (or on any other date for which interest is credited to the Variable Rate Account). The maintenance of individual Variable Rate Accounts is for bookkeeping purposes only.

                                    ARTICLE 3
                                  PARTICIPATION

3.01 Election to Participate. Each Director is automatically eligible to participate in the Plan. A Director may participate in the Plan by delivering a properly completed and signed Election Form to the Plan Administrator on or before the Election Date. The Director's participation in the Plan will be effective as of the first day of the calendar year beginning after the Plan Administrator receives the Director's Election Form, or, in the case of a newly eligible Participant, on the first day of the calendar month beginning after the Plan Administrator receives such Director's Election Form. A Participant shall not be entitled to any benefit hereunder unless such Participant has properly completed an Election Form and deferred the receipt of his or her Fees pursuant to the Plan.

3.02 Voluntary Termination of Election Form. A Participant may terminate his or her Election Form at any time. Such termination will be effective on the first day of the calendar quarter after the Participant notifies the Plan Administrator of the Participant's termination of the Election Form. If a Participant terminates his or

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         her Election Form, however, the Participant may not activate a new
         Election Form to defer his or her Fees for the remainder of the calendar year in which the Participant's former Election Form was terminated. However, effective as of the first day of the following calendar year or the first day of any subsequent calendar year, the Participant may deliver a new Election Form and thereby defer the receipt of any future Fees attributable to the service on the Board. Such new Election Form shall be effective only for Fees applicable to the Participant's service on the Board after the first day of the calendar year following the Plan Administrator's receipt of the Participant's new Election Form. Any Fees deferred prior to the termination of the Election Form shall remain subject to the original Election Form and the Plan.

3.03 Continuation of Election Form. Prior to the commencement of each calendar year, a Participant shall have the right, by executing and delivering to the Plan Administrator a new Election Form, to modify the dollar amount or percentage of his or her Fees which are deferred under the Plan. If the Participant fails to deliver a new Election Form prior to the commencement of the new calendar year, the Participant's Election Form in effect during the previous calendar year shall continue in effect during the new calendar year.

3.04 Automatic Termination of Election Form. A Participant's Election Form will automatically terminate at the earlier of (i) the Participant's Termination of Service, or (ii) the termination of the Plan.

3.05 No Right to Continue as a Director. Nothing contained in the Plan shall be deemed to give any Director the right to be retained as a Director of the Company.

                                    ARTICLE 4
                                  PLAN BENEFITS

4.01 Deferred Fees. A Director may elect to defer (i) all of his or her Director Fees, (ii) all of his or her Meeting Fees, or (ii) all of his or her Director Fees and Meeting Fees to his or her Variable Rate Account and/or Stock Account in accordance with the terms of the Plan and the Election Form. A Director cannot defer only a portion of his or her Director Fees or only a portion of his or her Meeting Fees under the Plan. For bookkeeping purposes, the amount of the Fees which the Director elects to defer pursuant to the Plan shall be transferred to and held in individual Accounts.

4.02 Time of Election of Deferral. A Director who wishes to defer Fees for a calendar year must irrevocably elect to do so on or prior to the Election Date for such calendar year, by delivering a valid Election Form to the Plan Administrator. The Election Form shall indicate: (i) the Fees to be deferred; and (ii) the portion of the deferral to be credited to the Participant's Variable Rate Account and Stock

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         Account, respectively. Amounts to be deferred shall be credited to the
         Participant's Variable Rate Account and or Stock Account, as applicable, as of the date such Fees are otherwise payable.

4.03     Accounts.

         (a) Variable Rate Account. Amounts in a Participant's Variable Rate Account will be credited with interest as of the last day of each month (or such other day as determined by the Plan Administrator) based on the "prime rate" published in the Wall Street Journal on the last business day of such month (or any other date for which interest is credited to the Variable Rate Account).

         (b) Stock Account. Amounts in a Participant's Stock Account are invested in units based on Common Stock. Amounts deferred into a Stock Account are recorded as units of Common Stock, and fractions thereof, with one unit equating to a single share of Common Stock. Thus, the value of one unit shall be the Fair Market Value of a single share of Common Stock. The use of units is merely a bookkeeping convenience; the units are not actual shares of Common Stock. However, the trustee of the Trust may elect to purchase actual shares of Common Stock, which Common Stock, under grantor trust rules, will be treated as owned by the Company. As described below in Section 4.05, a Participant may elect to have some or all of the value of his or her Stock Account distributed in actual shares of Common Stock. The maximum number of Common Stock units that may be allocated by deferral of Fees to Stock Accounts under the Plan is 100,000.

         (c) Sub-Accounts. To the extent required for bookkeeping purposes, a Participant's Variable Rate Account and Stock Account will be subdivided to reflect deferred Fees on a year-by-year basis. For example, a 2003 Variable Rate Sub-Account, a 2004 Variable Rate Sub-Account, a 2003 Stock Sub-Account, a 2004 Stock Sub-Account, and so on.

4.04     Investment in the Stock Account and Transfers Between Accounts.

         (a) Election Into the Stock Account. If a Participant elects to defer Fees into his or her Stock Account, his or her Stock Account shall be credited, as of the date described in Section 4.02, with that number of units of Common Stock, and fractions thereof, obtained by dividing the dollar amount to be deferred into the Stock Account by the Fair Market Value of the Common Stock as of such date.

         (b) Transfers Between Accounts. Except as provided in the remainder of this paragraph (b), a Participant may, by delivering a valid Transfer Form to

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                  the Plan Administrator, direct that all or any portion,
                  designated as a whole dollar amount or as a number of whole units, of the existing balance of one of his or her Accounts be transferred to his or her other Account. However, a Participant may not effect "opposite way" transfers between his or her Accounts more often than once in any six-month period. A transfer shall be effective as of the next day on which the Common Stock is traded on the New York Stock Exchange following the Plan Administrator's receipt of the Transfer Form (the "Transfer Date").

         (c) Transfer Into the Stock Account. If a Participant elects pursuant to Section 4.04(b) to transfer an amount from his or her Variable Rate Account to his or her Stock Account, then effective as of the election's Transfer Date, (i) his or her Stock Account shall be credited with that number of units of Common Stock, and fractions thereof, obtained by dividing the dollar amount elected to be transferred by the Fair Market Value of the Common Stock on the business day immediately preceding the election's Transfer Date; and (ii) his or her Variable Rate Account shall be reduced by the amount elected to be transferred.

         (d) Transfer Out of the Stock Account. If a Participant elects pursuant to Section 4.04(b) to transfer an amount from his or her Stock Account to his or her Variable Rate Account, then effective as of the election's Transfer Date, (i) his or her Variable Rate Account shall be credited with a dollar amount equal to the amount obtained by multiplying the number of units to be transferred by the Fair Market Value of the Common Stock on the business day immediately preceding the election's Transfer Date; and (ii) his or her Stock Account shall be reduced by the number of units elected to be transferred.

         (e) Dividend Equivalents. Effective as of the payment date for each cash dividend on the Common Stock, the Stock Account of each Participant who had a balance in his or her Stock Account on the record date for such dividend shall be credited with a number of units of Common Stock, and fractions thereof, obtained by dividing (i) the aggregate dollar amount of such cash dividend payable in respect of such Participant's Stock Account (determined by multiplying the dollar value of the dividend paid upon a single share of Common Stock by the number of units of Common Stock held in the Participant's Stock Account on the record date for such dividend); by (ii) the Fair Market Value of the Common Stock on the business day immediately preceding the payment date for such cash dividend.

         (f) Stock Dividends. Effective as of the payment date for each stock dividend on the Common Stock, additional units of Common Stock shall be

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                  credited to the Stock Account of each Participant who had a balance in his or her Stock Account on the record date for such dividend. The number of units that shall be credited to the Stock Account of such a Participant shall equal the number of shares of Common Stock, and fractions thereof, which the Participant would have received as stock dividends had he or she been the owner on the record date for such stock dividend of the number of shares of Common Stock equal to the number of units credited to his or her Stock Account on such record date.

         (g) Allocation of Dividends. To the extent required for bookkeeping purposes, the allocation of additional units attributable to cash dividends or stock dividends will be made to the Stock Sub-Account holding existing units to which the cash dividend or stock dividend relates. For example, a Participant's 2003 Stock Sub-Account will be credited with dividends attributable to units held in the 2003 Stock Sub-Account. A Participant's 2004 Stock Sub-Account will be credited with dividends attributable to units held in the 2004 Stock Sub-Account, and so on.

         (h) Recapitalization. If, as a result of a recapitalization of the Company, the outstanding shares of Common Stock shall be changed into a greater number or smaller number of shares, the number of units credited to a Participant's Stock Account shall be appropriately adjusted on the same basis.

         (i) Distributions. Amounts in respect of units of Common Stock may only be distributed out of the Stock Account by transfer to the Variable Rate Account or withdrawal from the Stock Account. Withdrawals from the Stock Account shall be made either in cash or shares of Common Stock, as indicated by the Participant at least six months prior to the scheduled distribution. Any fractional units shall be paid in cash. For purposes of transfers to the Variable Rate Account or distributions from the Stock Fund payable in cash, the number of units to be transferred or distributed from a Participant's Stock Account shall be valued by multiplying the number of such units by the Fair Market Value of the Common Stock as of the business day immediately preceding the date such distribution is to occur.

         (j) Responsibility for Investment Choices. Each Participant is solely responsible for any decision to defer Fees into his or her Stock Account or Variable Rate Account and accepts all investment risks entailed by such decision, including the risk of loss and a decrease in the value of the amounts he or she elects to defer into his or her Stock Account or Variable Rate Account.

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4.05     Form of Payment.

         (a) Payment Election. Payment of Plan benefits shall commence on the date the Participant selects on the Participant's initial Election Form. Any date selected by the Participant must be at least two calendar years following the date of the Director's initial Election Form. In no event, however, shall a Participant's Account commence to be distributed later than the first regular business day of the fourth month following the Participant's death. If the Participant fails to designate a payment commencement date in the Participant's initial Election Form or within six months of such initial Election Form, the Participant's Account shall commence to be distributed no later than the first regular business day of the fourth month following the Participant's Termination of Service.

         (b) Optional Forms of Payment. Distributions from Participant Accounts (either in cash or in Common Stock) may be paid to the Participant either in a lump sum or in a number of approximately equal annual installments designated by the Participant on the Participant's initial Election Form. Such annual installments may be for 5 years, 10 years or 15 years. The method of payment (e.g., in lump sum or installments) elected on the Participant's initial Election Form will apply to all amounts (including future deferrals) held in both the Variable Rate Sub-Account and Stock Sub-Account. If a Participant elects to receive a distribution of his or her Account in cash installments, the Plan Administrator may purchase an annuity from an insurance company which annuity will pay the Participant the desired annual installments. If the Plan Administrator purchases an annuity contract, the Director will have no further rights to receive payments from the Company or the Plan with respect to the amounts subject to the annuity. If the Plan Administrator does not purchase an annuity contract, the value of the Account remaining unpaid shall continue to receive allocations of return as provided in
                  Section 4.03 and Section 4.04. If the Participant fails to designate a payment method in the Participant's initial Election Form or within six months of such initial Election Form, the Participant's Account shall be distributed in a lump sum.

         (c)      Stock Payment. If a Participant so designates as provided in
                  Section 4.04(i), distributions from the Stock Account may be distributed to the Participant in the form of Common Stock rather than cash. The shares of Common Stock distributable to Directors under the Plan must be previously issued and repurchased shares and may not be original issue shares. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be distributed under the Plan shall be 1,000,000, and once such limit has been reached, all further distributions from Participants' Stock Accounts shall be made only in cash.

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         (d)      Irrevocable Elections. A Participant may not elect a different payment commencement date for each year's Fees deferred under the Plan. In addition, a Participant may not elect a different payment form for each year's Fees deferred under the Plan. The payment commencement date and payment form elected or deemed elected on the Participant's initial Election Form shall become irrevocable and may not be modified six months after the execution of such initial Election Form.

         (e) Acceleration of Payment. If a Participant elects an installment distribution and the value of such annual installment payment elected by the Participant would result in a combined distribution of cash and Common Stock (valued at its Fair Market Value on the initial commencement date) of less than $3,000, the Plan Administrator shall accelerate payment of the Participant's benefits over a lesser number of whole years (but in increments of 5 or 10 years) so that the annual amount distributed is at least $3,000. If payment of the Participant's benefits over a 5-year period will not provide annual distributions of at least $3,000, the Participant's Account shall be paid in a lump sum.

         (f) Payment to Beneficiary. Upon the Participant's death, all unpaid amounts held in the Participant's Account shall be paid to the Participant's Beneficiary in the same benefit payment form the Participant elected on the Election Form and in accordance with the payment distribution rules set forth in the Plan. Such payment will commence to be paid on the first business day of the fourth month following the Participant's death.

4.06 Financial Hardship. The Plan Administrator may, in its sole discretion, accelerate the making of payment to a Participant of an amount reasonably necessary to handle a severe financial hardship of a sudden and unexpected nature due to causes not within the control of the Participant. Such payment may be made even if the Participant has not incurred a Termination of Service. All financial hardship distributions shall be made in cash in a lump sum. Such payments will be made on a first-in, first-out basis so that the oldest Fees deferred under the Plan shall be deemed distributed first in a financial hardship.

4.07 Payment to Minors and Incapacitated Persons. In the event that any amount is payable to a minor or to any person who, in the judgment of the Plan Administrator, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Plan Administrator, in its sole discretion, shall determine:

         (a) By payment to the legal representative of such minor or such person;

         (b)      By payment directly to such minor or such person;

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         (c)      By payment in discharge of bills incurred by or for the
                  benefit of such minor or such person. The Plan Administrator shall make such payments without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan's obligation to the Participant and his or her Beneficiaries.

4.08 Application for Benefits. The Plan Administrator may require a Participant or Beneficiary to complete and file certain forms as a condition precedent to receiving the payment of benefits. The Plan Administrator may rely upon all such information given to it, including the Participant's current mailing address. It is the responsibility of all persons interested in receiving a distribution pursuant to the Plan to keep the Plan Administrator informed of their current mailing addresses.

4.09 Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom the Participant's Account is to be paid if the Participant dies before receipt of all such benefits. Each Beneficiary designation shall be on the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant's lifetime. Each Beneficiary designation filed with the Plan Administrator will cancel all Beneficiary designations previously filed with the Plan Administrator. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

                                    ARTICLE 5
                                 FUNDING OF PLAN

5.01 Funding. Plan benefits shall be paid from the general assets of the Company or as otherwise directed by the Company. To the extent that any Participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their Beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

                                    ARTICLE 6
                           ADMINISTRATION OF THE PLAN

6.01 Administration of the Plan. The Committee and the Plan Administrator shall have complete control of the administration of the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan. In addition to all

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         implied powers and responsibilities necessary to carry out the objectives of the Plan, the Committee and the Plan Administrator shall have the following specific powers and responsibilities:

         (a) To construe the Plan and to determine all questions arising in the administration, interpretation and operation of the Plan;

         (b) To determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;

         (c) To keep records of all acts and determinations of the Committee and Plan Administrator, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

         (d) To prepare and distribute to all Participants and Beneficiaries information concerning the Plan and their rights under the Plan; and

         (e) To do all things necessary to operate and administer the Plan in accordance with its provisions.

                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

7.01 Amendment and Termination. The Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, the Participant's Beneficiary) adversely affect any benefit under the Plan which has accrued with respect to the Participant or Beneficiary as of the date of such amendment or termination regardless of whether such benefit is in pay status. Notwithstanding the foregoing, no amendment (other than an amendment to increase the number of Common Stock units available under the Plan -- see Section 4.03(b)), modification, alteration, or termination of the Plan may be given effect with respect to any Participant without the consent of such Participant if such amendment, modification, alteration, or termination is adopted during the six-month period prior to a Change of Control or during the two-year period following a Change of Control.

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                                    ARTICLE 8
                                CHANGE IN CONTROL

8.01 Immediate Payment upon Change of Control. Notwithstanding any other provisions in the Plan, in the event there is a Change of Control of the Company as defined in Section 8.01(c), any Participant whose service is terminated on account of such Change of Control shall receive an immediate lump sum payment of the Participant's Account balances. For purposes of this Section 8.01(a), a Participant's service shall be considered to have "terminated on account of such Change of Control" only if the Participant's service on the Board is terminated without cause during the 24-month period following the Change of Control.

8.02 Acceleration of Installment Distributions. Notwithstanding any other provisions in the Plan, in the event there is a Change of Control as defined in Section 8.01(c), any Participant who has commenced receiving installment distributions from the Company (other than from an annuity contract purchased from an insurance company) shall immediately receive a lump sum payment in an amount equal to the unpaid balance of the Participant's Accounts.

8.03 Definition of Change of Control. Change of Control of the Company means and includes each of the following:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on May 1, 1999 the beneficial owner of 20% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

         (b) Individuals who, as of May 1, 1999, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 1, 1999 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors

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                  then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Consummation of a reorganization, merger, consolidation or share exchange or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.01 Heading. The headings and sub-headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

9.02 Spendthrift Clause. None of the benefits, payments, proceeds or distribution under the Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein to the contrary.

9.03 Merger. The Plan shall not be automatically terminated by the Company's acquisition by, merger into, or sale of substantially all of its assets to any other organization, but the Plan shall be continued thereafter by such successor organization. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor organization, effective as of the date of the combination or sale.

9.04 Release. Any payment to Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Committee, the Plan Administrator and the Company, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator, the Committee, or the Company, as the case may be.

9.05 Governing Law. The Plan shall be governed by the laws of the State of Georgia.


9.06 Costs of Collection; Interest. In the event the Participant collects any part or all of the payments due under the Plan by or through a lawyer or lawyers, the Company will pay all costs of collection, including reasonable legal fees incurred by the Participant. In addition, the Company shall pay to the Participant interest on all or any part of the payments that are not paid when due at a rate equal to the Prime Rate as announced by SunTrust Bank or its successors from time to time.

9.07 Successors and Assigns. The Plan shall be binding upon the successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed and its seal to be hereunto affixed on the date indicated below, but effective as of January 1, 2003.

                                           GENUINE PARTS COMPANY

                                           By: /s/ Frank M. Howard
                                               --------------------------
                                           Title: Vice President
                                           Date:  November 11, 2003

ATTEST:

          Linda Olvey
--------------------------------
Date: November 11, 2003